Deed of Settlement

between

Arma Partners LLP

and

Wejo Limited

simmons + simmons

Simmons & Simmons LLP CityPoint One Ropemaker Street London EC2Y 9SS United Kingdom
T +44 20 7628 2020 F +44 20 7628 2070 DX Box No 12

THIS DEED OF SETTLEMENT is dated the 3 day of MARCH 2023 and made

BETWEEN:

(1) **ARMA PARTNERS LLP**, a limited liability partnership registered in England and Wales as company number OC307424 and having its registered office at The Shard, London Bridge Street, London, SE1 9SG ("Arma"); and

(2) **WEJO LIMITED**, a company registered in England and Wales as company number 08813730 and having its registered office at Abc Building, 21-23 Quay Street, Manchester, England M3 4AE ("Wejo"),

(each a "Party" and together the "Parties").

BACKGROUND:

(A) A dispute has arisen between the Parties in relation to the engagement between Arma and Wejo, governed by the terms of the engagement letters (the "Engagement Letters") pursuant to which Arma was appointed to provide exclusive financial advice and assistance to Wejo (together the "Dispute");

(B) On 1 April 2021, Arma issued court proceedings against Wejo in the High Court of Justice, Business and Property Courts of England & Wales, Commercial Court (KBD) (claim no. CL-2021-000201) in relation to the Dispute, seeking payment of the applicable success fees plus interest and costs (the "Claim Amount"), which it contends are payable pursuant to the Engagement Letters. On 3 June 2021, Wejo served a Defence and Counterclaim in relation to the Dispute seeking, amongst other things, damages for breach of contract (together the "Proceedings"); and

(C) Without any admissions whatsoever on the part of either Party, the Parties now agree terms for the full and final settlement, inclusive of interest and costs, of the Dispute, the Proceedings, the Engagement Letters and in relation to all their dealings arising from the Engagement Letters referred to in paragraph A above and the Parties record those terms of settlement, on a binding basis, in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1. **Interpretation**

In this Agreement, unless the context otherwise requires, references to clause(s) are references to clause(s) of this Agreement and the headings in this Agreement are inserted for convenience only and do not affect its construction and/or interpretation.

1.1 **Definitions**

In this Agreement (including the "Background" section set out above), unless the context otherwise requires, each of the following words and expressions shall have the following meanings:

"$" or "USD" means the lawful currency of the United States of America;

"Accelerated Sum" means any sum paid by Wejo to Arma in accordance with clause 4.1(B);

"Agreement" means this Settlement Deed;

"Business Days" means any day except Saturday, Sunday, all Bank Holidays;

"Confidential Information" means:

(A) the details of the negotiations preceding the execution of this Agreement and any documents relating to those negotiations;

(B) the contents of this Agreement or any part of it and, without prejudice to the generality of the foregoing, any terms of settlement contained herein, save for the fact of settlement having been reached;

(C) any document(s) disclosed or served by one Party to or upon the other in the context of the Dispute or any copy of any such document(s) insofar as the same were not previously in the possession or control of the Party to which such disclosure was given and/or so far as the same were not document(s) in the public domain; and

(D) all matters relating to the Dispute which are not already in the public domain as at the Effective Date;

"Effective Date" means the date upon which this Agreement has been executed by all Parties;

"Legal Representative" means:

(A) in the case of Arma, Simmons & Simmons LLP, CityPoint, One Ropemaker Street, London EC2Y 9SS (Ref: 004864-00021); and

(B) in the case of Wejo, Gunnercooke LLP, 53 King Street, Manchester, MS 4LQ, (Ref: SF.0211541);

"Payment Account" means the following account:

Account Name:	Arma Partners LLP
Account Number:	58896051
Sort Code:	40 05 15
IBAN:	GB81MIDL40051558896051
Swift Code:	MIDLGB22
Bank Name:	HSBC Bank Plc
Bank Address:	8 Canada Square, Canary Wharf, London, E14 5HQ

"Prescribed Rate" means 1 per cent per annum;

"Qualifying Payment" means any sums raised and received, by Wejo or Related Parties on or before 31 July 2025 pursuant to:

(A) definitive fundraising documentation, through whatever type of instrument, totalling $5,000,000 or more; or

(B) a merger or other corporate transaction involving Wejo or Related Parties where Wejo or Related Parties receive $5,000,000 or more as consideration on a net basis after transaction related costs and expenses. For these purposes a corporate transaction shall include (i) a sale of the whole or a substantial part of the business, assets or share capital of Wejo or Related Parties, including a sale of a substantial minority interest in the share capital of the Wejo or Related Parties whether by way of a takeover offer, negotiated purchase or similar transaction permitted by statute, regulation or court process; or (ii) a joint venture between the Wejo or Related Parties and a third party (other than commercial transactions in the ordinary and normal course of business), (iii) any recapitalisation, restructuring or other similar transactions involving Wejo or Related Parties; (iv) a merger or other business combination to which Wejo or Related Parties are a party; and/or (v) any other arrangement or form of transaction which results in the effective acquisition of a controlling or a substantial minority interest in Wejo or Related Parties by a third party or the effective acquisition of a substantial part of the assets or business of Wejo or Related Parties by a third party (in each of cases (i) through (v), whether directly or indirectly, whether in one or a series of related transactions and whether for cash and/or equity consideration);

"Related Parties" means a Party's holding company or any subsidiaries from time to time of such Party, and any subsidiary from time to time of a holding company of such Party (holding company and subsidiary, as defined in the Companies Act 2006, as amended from time to time) (each such entity being a "Group Company"), and in the case of Wejo includes without limitation Wejo Group Limited and Wejo Bermuda Limited; and

"Successors" means, in respect of a body corporate, any person which acquires, by merger, purchase or otherwise, all or substantially all of the assets, shares or business of such body corporate.

2. **Settlement**

Wejo shall pay to Arma the sum of USD$3,250,000 (the "Settlement Sum") in full and final settlement of the Dispute and any rights of action arising between the Parties in relation to or in connection with the Dispute.

3. **Release**

3.1 This Agreement is in full and final settlement of, and each Party hereby releases and forever discharges, all and/or any actions, claims, rights, demands and set-offs, whether in this jurisdiction or any other, whether or not presently known to the Parties or to the law, and whether in law or equity, that it, its Related Parties or any of them ever had, may have or hereafter can, shall or may have against the other Party or any of its Related Parties arising out of, connected with or in any way related to:

3.1.1 the Dispute and Proceedings; and

3.1.2 the underlying facts relating to the Dispute,

(collectively, the "Released Claims").

4. **Payment details**

4.1 Wejo is to pay the Settlement Sum to Arma in full discharge of its obligations under clause 2. All payments are to be made by telegraphic transfer of immediately available funds to the Payment Account on the following basis:

(A) 4 monthly payments of $200,000 each beginning on 3 April 2023 until 3 July 2023. The monthly instalments will fall due on the first Business Day of each month; and

(B) the balance of $2,450,000 in equal instalments of $102,083.33 each month over 24 months commencing on 31 July 2023. The monthly instalments will fall due on the last Business Day of each month and are subject to the following acceleration events:

(1) if Wejo or Related Parties receive, a Qualifying Payment between 1 July 2023 and 31 July 2025 (inclusive), Wejo must notify Arma within 3 Business Days of receipt of the Qualifying Payment and pay Arma the Accelerated Sum within 20 Business Days of receipt of the Qualifying Payment. The Accelerated Sum is to be paid to Arma in lieu of the monthly instalment payment for the same calendar month and will be calculated as follows:

(a) ($2,450,000 *LESS* cumulative amounts received by Arma under clause 4.1(B) to date) *x* (amount of the Qualifying Payment expressed in $millions / 95).

(2) The monthly instalments when an Accelerated Sum is not due to Arma in that calendar month are to be calculated as follows:

(a) ($2,450,000 *LESS* cumulative amounts received by Arma under clause 4.1(B) to date) / number of months remaining of the 24 month period.

(3) If the aggregate of any Qualifying Payments are equal to or greater than $100,000,000, the entire remaining balance of $2,450,000 accelerates and is payable to Arma in accordance with clause 4.1(B)(1). Once the balance is paid, no further sums are due to Arma under this Agreement.

(4) If Wejo or Related Parties receive, a Qualifying Payment before 1 July 2023, clauses 4.1(B)(1) - 4.1(B)(3) apply in full as if it was received on 1 July 2023, save that the threshold for a Qualifying Payment is increased from $5,000,000 to $25,000,000.

(5) An example calculation is included in Schedule 2 for illustration purposes only.

4.2 **Interest**

Interest shall accrue on a daily basis and become payable by Wejo to Arma on the whole of or any part of the Settlement Sum in accordance with clause 2 (*Settlement*) and clause 4 (*Payment Details*) that is not paid within 28 days from the date that Arma serve notice on Wejo of default . Interest shall be calculated at the Prescribed Rate

from the due date for payment until and including the date on which payment is actually made.

5. Stay of the Proceedings

5.1 Notification to the court

On or immediately after the Effective Date, Arma or its Legal Representative shall notify the Court in writing that a settlement of the Dispute has been reached. Arma or its Legal Representative (as the case may be) shall either (i) copy Wejo's Legal Representative into that notification when it is made or (ii) provide Wejo's Legal Representative with a copy of that notification immediately after it has been made.

5.2 Tomlin order

In order to effect the provisions of sub-clause 5.2 (*Tomlin order*) above, the Parties irrevocably authorise their respective Legal Representatives to sign and file with the Court an order in substantially the form of Schedule 1 to this Agreement.

6. Agreement not to sue

6.1 Each Party agrees, on behalf of itself and on behalf of its Related Parties not to sue, commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against the other party or its Related Parties any action, suit or other proceeding concerning the Released Claims, in this jurisdiction or any other.

6.2 Clause 3 and clause 5 shall not apply to, and the Released Claims shall not include, any claims in respect of any material breach of this Agreement if not remedied within 7 days of notice.

7. Indemnities

Each Party hereby indemnifies, and shall keep indemnified, the other Party against all reasonable costs and damages incurred in all future actions, claims and proceedings in respect of any of the Released Claims which it or its Related Parties or any of them may bring against the other Party or its Related Parties or any of them.

8. Confidentiality

8.1 The terms of this Agreement, and the substance of all negotiations in connection with it, are confidential to the Parties and their advisers, who shall not disclose them to, or otherwise communicate them to, any third party without the written consent of the other party other than:

(A) to the Parties' respective auditors, insurers, legal representatives, Successors and potential Successors as part of a fundraising, merger or other similar corporate transaction on terms which preserve confidentiality in accordance with this clause 8;

(B) pursuant to an order of a court of competent jurisdiction, or pursuant to any proper order or demand made by any competent authority (including any listing authority), regulator or body or where they are under a legal or regulatory obligation to make such a disclosure;

(C) pursuant to Wejo and or its Related Parties filing obligations; and

(D) as far as necessary to implement and enforce any of the terms of this Agreement.

8.2 The Parties shall be entitled (but not obliged) to confirm the fact of, but not the terms of, the settlement of the Dispute.

8.3 Each Party agrees for itself, and on behalf of each of its Related Parties, to keep strictly confidential the Confidential Information.

9. Authority

Each of the Parties expressly represents and warrants that the execution and performance of, and compliance with, its obligations under this Agreement is fully authorised by it and that the person(s) executing the Agreement on its behalf have the necessary and appropriate authority to do so.

10. Third Party Rights

No person who is not a Party to this Agreement shall have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

11. Costs

11.1 Neither Party shall be liable for any costs incurred by the other in relation to:

(A) the Dispute prior to the Effective Date;

(B) the Proceedings;

(C) the preparation, negotiation and execution of this Agreement; or

(D) the implementation of the matters provided for by this Agreement (which matters shall exclude the costs of enforcement by any Party of another Party's obligations under this Agreement).

12. Severability

If any provision of this Agreement is found by any court of competent jurisdiction to be illegal, void or unenforceable, that provision shall, to such extent as is necessary, be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall continue in full force and effect and the Parties shall use reasonable endeavours to replace any such illegal, void or unenforceable provision with a provision that is lawful, valid and enforceable, and which gives effect to the original intent and purpose of this Agreement insofar as it is practicable to do so.

13. Entire Agreement

13.1 This Agreement, together with any documents referred to in it, constitutes the whole agreement between the Parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter.

13.2 Each Party acknowledges that it has not been induced to enter into this Agreement by any representation or warranty other than those contained in this Agreement and, having negotiated and freely entered into this Agreement, agrees that it shall have no remedy in respect of any other such representation or warranty except in the case of fraud.

14. **Counterparts**

This Agreement may be executed in any number of counterparts, each of which shall together when executed constitute one Agreement. Any Party may enter into this Agreement by signing any such counterpart.

15. **Legal advice**

The Parties confirm that they have each obtained independent legal advice regarding the terms of this Agreement prior to entering into the Agreement.

16. **Variation**

No variation or modification of this Agreement shall be effective unless made in writing and signed by the Parties. The expression "variation" shall include any variation, supplement, deletion or replacement however effected.

17. **Non-assignment**

This Agreement is binding upon and shall inure for the benefit of each Party and their Successors but may not be assigned without the prior written consent of the other Party.

18. **Governing Law and Jurisdiction**

18.1 This Agreement and any non-contractual obligations arising from or connected with it shall be governed by and construed in accordance with English law.

18.2 In relation to any legal action or proceedings arising out of or in connection with this Agreement (whether arising out of or in connection with contractual or non-contractual obligations), each Party irrevocably submits to the exclusive jurisdiction of the English courts and waives any objection to proceedings in such courts on the grounds of venue or on the grounds that those proceedings have been brought in an inappropriate forum. Subject to the provisions of this Agreement, this clause shall not prevent a Party from applying for provisional measures (including interim injunctive relief) in the courts of any other competent jurisdiction.

EXECUTION

IN WITNESS whereof the Parties hereto have caused this Agreement to be duly executed and takes effect on the date stated at the beginning of it.

Executed as a Deed by David Smith

for and on behalf of **ARMA PARTNERS LLP**

....

Partner

In the presence of:

Witness

Signature :

Name : CLAIRE BOYDELL

Occupation : LAWYER

Address : THE SHARD, LONDON SE1 9SG

Executed as a Deed by Richard Barlow

for and on behalf of **WEJO LIMITED**

....

Executive Director

In the presence of:

Witness ....

Signature : Mandy Smith

Name : Mandy Smith

Occupation : Personal Assistant

Address : 14 Ewloe Heath, Buckley, Flintshire, CH7 3PU

SCHEDULE 1 : DRAFT TOMLIN ORDER

The terms of the Tomlin Order agreed by the Parties:

IN THE HIGH COURT OF JUSTICE **Claim No. CL-2021-000201**
BUSINESS AND PROPERTY COURTS OF ENGLAND AND WALES
COMMERCIAL COURT (KBD)

B E T W E E N

ARMA PARTNERS LLP

Claimant

- and–

WEJO LIMITED

Defendant

TOMLIN ORDER

UPON reading the letters from the parties' solicitors

AND UPON the parties having agreed to the terms set out in a Confidential Deed of Settlement dated 2023 (the "**Agreement**"), copies of which are held by the parties' solicitors

BY CONSENT IT IS ORDERED THAT:

1. All further proceedings in this action be stayed, except for the purpose of carrying the terms of the Agreement into effect, and such proceedings may be reinstated if any terms of the Agreement are breached.

2. The trial listed for 8 days commencing on the 19 June 2023 shall be vacated.

AND for that purpose, the parties have permission to apply.

3. Each party shall bear its own costs.

Dated this _____ day of __________ 2023

We agree to an order in the above terms

____

Simmons & Simmons LLP
CityPoint
One Ropemaker Street
London
EC2Y 9SS

Solicitors for the Claimant

Ref: 004864-00021

____

Gunnercooke LLP
53 King Street
Manchester
MS 4LQ

Solicitors for the Defendant

Ref: SF.0211541

SCHEDULE 2 : EXAMPLE CALCULATION

Below is an example calculation to illustrate how the acceleration calculation in clause 4.1(B) will work. This assumes (by way of example only) that Wejo receives a $10,000,000 Qualifying Payment in August 2023 and a further $15,000,000 Qualifying Payment in December 2023. This example is for illustration purposes only.

Month(s)	**Calculation**	**Payment(s) due to Arma**
July 2023	$2,450,000 / 24	$102,083.33
August 2023	($2,450,000 - $102,083.33) x (10 / 95)	$247,149.12
September – November 2023	($2,450,000 - $102,083.33 - $247,149.12) / 22	$286,468.29 ($95,489.43 per month)
December 2023	($2,450,000 - $102,083.33 - $247,149.12 - ($95,489.43 x 3) x (15 / 95)	$286,468.30
January 2024 – July 2025	($2,450,000 - $102,083.33 - $247,149.12 - ($95,489.43 x 3) - $286,468.30 / 18	$1,527,830.96 ($84,879.50 per month)
Total		**$2,450,000.00**